UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The following disclosure is being furnished pursuant to Item 2.02 of Form 8-K - Results of Operations and Financial Condition. On May 18, 2005, Catalina Marketing Corporation (the “Company”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended March 31, 2005. The press release is attached hereto as Exhibit 99.1 and is being furnished, and not filed or incorporated by reference into any other statement or report of the Company, pursuant to such Item 2.02.

Item 8.01. Other Events

The Compensation Committee of the Board of Directors of the Company has approved amounts to be paid to the Company’s chief executive officer and certain other members of its executive management group pursuant to the Fiscal Year 2005 Annual Incentive Plan (the “2005 Plan”). The 2005 Plan provided for incentive cash bonus eligibility, and a maximum cash bonus amount, equal to stated percentages of the base salaries of each participating member in the 2005 Plan. The bonus of each participant under the 2005 Plan was based upon the Company and/or its operating segments attaining specified financial performance levels for fiscal year 2005 as determined by the Compensation Committee. The amounts to be paid to those officers identified as “Named Executive Officers” currently employed by the Company and certain other members of the executive management group is as follows (in thousands):

	Title	$
L. Dick Buell	Chief Executive Officer	871
Susan Klug	Chief Development Officer	483
Thomas Buehlmann	Executive Vice President	412
Jay D. Parsons	Executive Vice President	376
Edward Kuehnle	Executive Vice President	54

Item 9.01. Financial Statements and Exhibits

(c) Exhibits	99.1 – Press Release dated May 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

May 18, 2005	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Robert D. Woltil
Robert. D. Woltil
Interim Chief Financial Officer
(Authorized officer of Registrant and principal financial and accounting officer)

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 18, 2005